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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation



Listed are the subsidiaries of ACMAT Corporation:

                                                                          STATE OF
       NAME                         OWNERSHIP                           INCORPORATION
       ----                         ---------                           -------------
ACMAT Companies, Inc.                   100%                              Delaware


AMINS, Inc.                             100%                             Connecticut


Geremia Electric Co.                    100%                             Connecticut


ACSTAR Holdings, Inc.                   100%                              Delaware


ACSTAR Insurance Co. (1)                100%                              Illinois



ACMAT of Texas, Inc.                    100%                              Delaware


United Coastal Insurance Company (2)     66%                               Arizona



(1)      Owned 100% by ACSTAR Holdings, Inc.

(2)      Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company

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